UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2008

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

(e)

1991 Stock Plan Amendment

                At the Annual Meeting of Stockholders of Incyte Corporation (the “Company”), held on May 22, 2008 (the “Annual Meeting”), the Company’s stockholders approved an increase in the number of shares of common stock authorized for issuance under the Company’s 1991 Stock Plan by 4,000,000 shares, increasing the aggregate number of shares of the common stock authorized for issuance under the 1991 Stock Plan from 25,350,000 shares to 29,350,000 shares.

1997 Employee Stock Purchase Plan Amendment

                At the Annual Meeting, the stockholders of the Company also approved an increase in the number of shares of common stock authorized for issuance under the Company’s 1997 Employee Stock Purchase Plan by 750,000 shares, increasing the aggregate number of shares of the common stock authorized for issuance under the 1997 Employee Stock Purchase Plan from 3,850,000 shares to 4,600,000 shares.

2008 Annual Incentive Compensation Plan

On May 22, 2008, the Board of Directors of the Company (the “Board”) finalized, based on the recommendation of the Compensation Committee of the Board, corporate objectives for 2008 relating to a cash bonus plan for the 2008 fiscal year.  The Company’s 2008 Annual Incentive Compensation Plan is a discretionary cash incentive award plan designed to align incentive awards for each participant’s individual performance with the Company’s corporate objectives.  Eligibility to participate in the plan and actual award amounts are not guaranteed and are determined, in the case of the Company’s executive officers, at the discretion of the Compensation Committee of the Board.  Each of the Company’s executive officers other than the President and Chief Executive Officer (“CEO”) has a funding target under the plan of 50% of his or her annual base salary for the 2008 fiscal year, with the potential for actual awards under the plan to either exceed or be less than the funding target depending upon corporate performance, as well as the executive officer’s performance of certain individual goals that are predetermined by the CEO.  The CEO has a funding target under the plan of 75% of his annual base salary, with the actual incentive award depending upon corporate performance.

Corporate performance objectives for 2008 are based on achievement of drug discovery and development objectives, representing 85% of the overall objectives; achievement of business development objectives, representing 7.5% of the overall objectives; and finance objectives, representing 7.5% of the overall objectives.  Threshold, target and outperform achievement levels were defined for each corporate objective and, depending on the achievement of those performance levels, payouts ranging from 0% to 150% may be made, with bonus opportunities enabling payouts of up to an additional 25%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 28, 2008

INCYTE CORPORATION

By:	/s/ Patricia A. Schreck
Patricia A. Schreck
Executive Vice President and
General Counsel